As filed with the Securities and Exchange Commission on October 22, 2004

Registration No. 333-82499

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEGRAL SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Maryland	5000 Philadelphia Way Lanham, Maryland 20706 (301) 731-4233	52-1267968
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

STEVEN R. CHAMBERLAIN

Chief Executive Officer

5000 Philadelphia Way

Lanham, Maryland 20706

(301) 731-4233

(Name, address, including zip code, and telephone

number, including area code,

of agent for service)

Copies of communications to:

R. W. Smith, Jr., Esq.

Piper Rudnick LLP

6225 Smith Avenue

Baltimore, Maryland 21209

(410) 580-3000

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SHARES

We had originally registered the sale by certain selling stockholders of shares of our common stock pursuant to the prospectus dated July 28, 1999 contained in a Registration Statement on Form S-3 (File No. 333-82499). The shares were registered to permit resales of such shares by certain Selling Stockholders named in the Registration Statement.

We are seeking to deregister those shares that remain unsold under the Registration Statement as of the date hereof because our obligation to maintain the registration of those unsold shares has expired. By filing this Post-Effective Amendment No. 1 to the Registration Statement, we hereby deregister such unsold shares, as described above. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Lanham, Maryland, on the 22nd day of October, 2004.

INTEGRAL SYSTEMS, INC.

By:	/s/ Steven R. Chamberlain
Steven R. Chamberlain
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated:

Signatures	Title	Date
/s/ Steven R. Chamberlain Steven R. Chamberlain	Chief Executive Officer and Chairman (Principal Executive Officer)	October 22, 2004

/s/ Thomas L. Gough Thomas L. Gough	Director, President and Chief Operating Officer	October 22, 2004

/s/ Elaine M. Parfitt Elaine M. Parfitt	Executive Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	October 22, 2004

/s/ Bonnie K. Wachtel Bonnie K. Wachtel	Director	October 22, 2004

/s/ R. Doss McComas R. Doss McComas	Director	October 22, 2004

/s/ Dominic A. Laiti Dominic A. Laiti	Director	October 22, 2004